UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2008 (September 3, 2008)
REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York	000-19034	13-3444607

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707

(Address of principal executive offices)	(Zip Code)
(914) 347-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Exhibit Index
EX-99.A: PRESS RELEASE
EX-99.B: SLIDES FOR WEBCAST

Item 8.01	Other Events

On September 3, 2008, Regeneron Pharmaceuticals, Inc. issued a press release announcing results of a Phase 2 study evaluating the efficacy and safety of ARCALYST® (rilonacept) versus placebo in the prevention of gout flares induced by the initiation of uric acid-lowering drug therapy that is used to control gout. A copy of this press release is attached as Exhibit 99(a) to this Form 8-K and is incorporated herein by reference.

On September 3, 2008, Regeneron’s President and Chief Executive Officer, Dr. Leonard Schleifer, and other members of senior management of Regeneron hosted a webcast conference call to discuss the findings of a Phase 2 study evaluating the efficacy and safety of ARCALYST® (rilonacept) versus placebo in the prevention of gout flares induced by the initiation of uric acid-lowering drug therapy that is used to control gout. The slides for this webcast are furnished as Exhibit 99(b) to this Form 8-K.
Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99(a) Press release dated September 3, 2008 announcing results of a Phase 2 study evaluating the efficacy and safety of ARCALYST® (rilonacept) versus placebo in the prevention of gout flares induced by the initiation of uric acid-lowering drug therapy that is used to control gout.

99(b) Slides for September 3, 2008 webcast to discuss the findings of a Phase 2 study evaluating the efficacy and safety of ARCALYST® (rilonacept) versus placebo in the prevention of gout flares induced by the initiation of uric acid-lowering drug therapy that is used to control gout.
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.
Dated: September 4, 2008	By:	/s/ Stuart Kolinski
Stuart Kolinski
Senior Vice President and General Counsel

Exhibit Index

Number	Description

99(a)	Press release dated September 3, 2008 announcing results of a Phase 2 study evaluating the efficacy and safety of ARCALYST® (rilonacept) versus placebo in the prevention of gout flares induced by the initiation of uric acid-lowering drug therapy that is used to control gout.

99(b)	Slides for September 3, 2008 webcast to discuss the findings of a Phase 2 study evaluating the efficacy and safety of ARCALYST® (rilonacept) versus placebo in the prevention of gout flares induced by the initiation of uric acid-lowering drug therapy that is used to control gout.

3